Exhibit 10.26

EXHIBIT B

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD WITHOUT RESTRICTIONS OR VOLUME LIMITATIONS PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON May 20th, 2015.

No. 1

ANBAILUN INTERNATIONAL HOLDINGS LIMITED
WARRANT TO PURCHASE ___________  SHARES OF
COMMON STOCK, PAR VALUE $0,001 PER SHARE

          FOR VALUE RECEIVED, INVESTOR in the Securities Purchase Agreement (the “Warrant Holder”), are entitled to purchase, subject to the terms and condition of this Common Stock Warrant, from ANBAILUN INTERNATIONAL HOLDINGS LIMITED a British Virgin Islands corporation (the “Company”), at any time or from time to time from the “Initial Exercise Date” (as hereinafter defined) and not later than 5:00 P.M., Eastern time, on the “WarrantExpiration Date” (as hereinafter defined), an aggregate amount of_______shares (the “WarrantShares”) ofthe Company’s Common Stock (as hereinafter defined) at an exercise price equal to one hundred and twenty percent (120%) ofthe Conversion Price ofthe Notes per Warrant Share (the “Exercise Price”). The number of Warrant Shares issuable upon exercise of this Common Stock Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.

          This Warrant is the “Common Stock Warrant” referred to, and issued pursuant to, that certain Securities Purchase Agreement, dated as of May 12th, 2010, by and between the Company and the Warrant Holder Cthe “Securities Purchase Agreement”). All ofthe terms and conditions of such Securities Purchase Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Warrant, shall have the same meanings as defined in the Securities Purchase Agreement.

          The Company shall maintain books for the transfer and registration ofthe Warrant. Upon the initial issuance of this Common Stock Warrant, the Company shall issue and register the Warrant in the name ofthe Warrant Holder.

Section 1 Definitions.

               “Business Day” shall mean any day other than a Saturday or Sunday or legal holding on which banking institutions in the City of New York are authorized or obligated by law, regulation or execute order to close.

               “Common Stock” shall mean the common stock, $0,001 par value per share, of the

Company.

               “Exercise Date” means, for any one or more exercises of this Common Stock Warrant, the date specified in the notice of exercise in the form attached hereto (the “Notice of Exercise”), so long as a copy of the Notice of Exercise is faxed, emailed or delivered by other means resulting in receipt by the Company before 11:59 p.m., New York City time, on the Warrant Expiration Date.

               “Exercise Price” means initially one hundred and twenty percent (120%) of the Conversion Price of the Notes, as defined in the Securities Purchase Agreement per Warrant Share, or such other amount into which such Exercise Price may be adjusted pursuant to Section 4 of this Common Stock Warrant.

               “Initial Exercise Date” shall mean the date of this Warrant.

               “Market Price” means, as of any date, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Company, or (B) at the option of a majority-in-interest of the holders of the outstanding this Common Stock Warrants by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

               “Warrant Expiration Date” shall mean 5:00 p.m. (Eastern time) on May 20th, 2015.

               “Warrant Holder” shall mean the collective reference to the Investor, its Affiliates or any one or more holder(s) of this Common Stock Warrant.

               “Warrant Shares” shall mean the shares of Common Stock issuable upon the full or partial exercise of this Common Stock Warrant, as such shares may be adjusted pursuant to the terms of this Common Stock Warrant.

               “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Section 2  Transfers

          As provided herein and subject to Section 7.8 of the Securities Purchase Agreement, once the Company becomes a publicly traded entity, this Common Stock Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “1933 Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Common Stock Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the 1933 Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3 Exercise of Warrant; Limitation on Exercise

          (a) Subject to the provisions hereof, the Warrant Holder may, in the exercise of its sole and absolute discretion, exercise this Common Stock Warrant in whole or in part, at any time or from time to time during the period (the “Exercise Period”‘) commencing from and after the Initial Exercise Date and ending not later than 5:00 P.M., Eastern time, on the Warrant Expiration Date.

          (b) On each occasion that the Warrant Holder shall exercise this Common Stock Warrant, such Warrant Holder shall (i) surrender this Common Stock Warrant to the Company, (ii) deliver to the Company a duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Form”), and (iii) pay to the Company by cash, certified check or wire transfer of funds the aggregate Exercise Price for that number of Warrant Shares then being purchased; or by delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 3(c) below) for that number of Warrant Shares then being purchased. Such exercise of this Common Stock Warrant may be made at any time, as aforesaid, during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrant Holder).

          (c) Cashless Exercise

          Notwithstanding any provisions herein to the contrary and commencing one (1) year following the date the Company becomes publicly traded in the U.S., (i) the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below) and (ii) a registration statement under the Securities Act providing for the resale of the Warrant Stock is not then in effect, in lieu of exercising this Warrant by payment of cash, the Warrant Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Warrant Holder a number of shares of Common Stock computed using the following formula:

X=	Y-(A)(Y)
B

Where X =	the number of shares of Common Stock to be issued to the Warrant Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Warrant Price

B =	the Per Share Market Value of one share of Common Stock

          (d) The Warrant Shares so purchased shall be deemed to be issued to the Warrant Holder or the Warrant Holder’s permitted designee, as the record owner of such Warrant Shares, as of the close of business on the date on which this Common Stock Warrant shall have been duly surrendered (or evidence of loss, theft or destruction thereof and security or indemnity reasonably satisfactory to the Company), the Exercise Price shall have been paid and the completed Exercise Form shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of Warrant Shares specified in the Exercise Form, shall be delivered promptly (and in no event later than three (3) Business Days following delivery and payment of the Warrant Exercise Price) to the Warrant Holder after this Common Stock Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrant Holder and shall be registered in the name of the Warrant Holder or such other name as shall be designated by the Warrant Holder, subject to the provisions of Section 11.1 of the Securities Purchase Agreement.

          (e) If this Common Stock Warrant shall have been exercised only in part, then, unless this Common Stock Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrant Holder a new Common Stock Warrant representing the number of the Warrant Shares with respect to which this Common Stock Warrant shall not then have been exercised.

          (f) Each exercise hereof shall constitute the re-affirmation by the Warrant Holder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrant Holder as of the time of such exercise.

Section 4 djustments

          The number of Warrant Shares issuable upon exercise of this Common Stock Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then. after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

          (b) Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of Warrant Shares issuable upon exercise of this Common Stock Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Common Stock Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Warrant Holder of this Common Stock Warrant will have the right to acquire and receive upon exercise of this Common Stock Warrant in lieu of the Warrant Shares immediately theretofore acquirable upon the exercise of this Common Stock Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Common Stock Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof wii! thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Common Stock Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor company (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire.

          (d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, the Warrant Holder shall be entitled upon exercise of this Common Stock Warrant, to receive the amount of such assets which would have been payable to the Warrant Holder had the Warrant Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution (on an “as exercised” and “as converted” basis, as though this Common Stock Warrant had been fully exercised for Warrant Shares and all such Warrant Shares had been fully converted into Common Stock at the Exercise Price then in effect immediately prior to the dividend or distribution declaration date).

          (e) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price, the following will be applicable:

               (i) Dilutive Issuance of Common Stock. If, at any time in a period of two (2) years following the Original Issue Date of the Warrant, in the event any portion of this Common Stock Warrant is issued and outstanding, the Company issues, or in accordance with this Section $ is deemed to have issued, any additional shares of Common Stock (“Additional Shares of Common Stock”), at a price per share less than the Exercise Price of this Warrant then in effect or without consideration (the “Dilutive Issuance”), then the Exercise Price upon each issuance shall be adjusted to the same price as the Additional Shares of Common Stock.

               (ii) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

               (iii) Issuance of Convertible Securities. If, at any time in a period of two (2) years following the Original Issue Date of the Warrant, the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible

Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (iv) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

               (v) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after such date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

               (vi) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

               (vii) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of the Holder’s Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving company, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

          (f) Exceptions to Adjustments. No adjustment to the Exercise Price or Warrant Shareswill be made;

               (i) upon the issuance of shares of Common Stock or Options or Convertible Securities-to employees of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company;

               (ii) upon the issuance of shares of Common Stock issuable upon the exercise of Options or conversion of any Warrants or Notes issued pursuant to the Purchase Agreement, including, without limitation, those securities issued pursuant to the Purchase Agreement;

               (iii) upon the issuance of Common Stock issuable upon conversion of any convertible notes issued prior to the date hereof; or

               (iv) upon issuance of Common Stock underlying warrants issued for financial advisory services up to a maximum of 10% of the then issued and outstanding capital stock of the Company.

               (g) Notice of Adjustment. Upon the occurrence of any event which requires anyadjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Warrant Holder, which notice shall state the Exercise Price resulting from suchadjustment and the increase or decrease in the number of Common Stock Conversion Sharespurchasable at such price upon exercise, setting forth in reasonable detail the method of calculationand the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

               (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shallbe made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

          (i) ther Notices. In case at any time:

               (i) he Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

               (ii) he Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation orwinding up of the Company; then, in each such case, the Company shall give to the Warrant Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other fundamental change, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

Section 5 Compliance with the 1933 Act

          The holder of this Warrant, by acceptance hereof, acknowledges that this Warrant andWarrant Shares to be issued upon exercise hereof shall be issued upon exercise hereof are beingacquired solely for the Holder’s own account and not as a nominee for any other party, and forinvestment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or anyWarrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

               (i) Except as otherwise provided in Section 3 or 4, once the Company becomes a public entity in the U.S, this Warrant and all certificates representing the Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Section 6 Payment of Taxes

          The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrant Holder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrant Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 7 Mutilated or Missing Warrants

          In case this Common Stock Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section Reservation of this Common Stock Warrant

          The Company hereby represents and warrants that when authorized the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 8, out of the authorized and unissued shares of this Common Stock Warrant, sufficient shares to provide for the exercise of the rights of purchase represented by this Common Stock Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of this Common Stock Warrant of the Company.

Section 9 Fractional Interest

          The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Common Stock Warrant. If any fractional share of this Common Stock Warrant would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrant Holder an amount in cash equal to the Fair Market Value of such fractional share of this Common Stock Warrant on the date of exercise.

Section 10 Registration Rights

          The Warrant Holder shall be entitled to the rights set forth under the Registration Rights Agreement dated as of even date herewith to allow for the registration of the resale of the Common Stock issuable upon exercise of Warrant Shares under the 1933 Act.

Section 11 Benefits

          Nothing in this Common Stock Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrant Holder) any legal or equitable right, remedy or claim, it being agreed that this Common Stock Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

Section 12 Notices to Warrant Holder

          Upon the happening of any event requiring an adjustment of the Exercise Price, the Company shall promptly give written notice thereof to the Warrant Holder at the address appearing in the records of the Company, stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrant Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13 Identity of Transfer Agent

          The Company does not maintain a separate transfer agent for this Common Stock Warrant. Upon the appointment of a transfer agent for the this Common Stock Warrant or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 14 Notices

          Unless otherwise provided, any notice required or permitted under this Common Stock Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the seventh day after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an nationally recognized overnight air courier, then such notice shall be deemed given upon delivery to the intended recipient. All notices shall be addressed as follows: if to the Warrant Holder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrant Holder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Anbailun International Holdings Limited
Chendai Andou Industry Park
Jinjiang, Fujian 362211 P.R.China

Attn: Ding Jinbiao
Chief Executive Officer
Tel No.: +86 595 85187788
Fax No.: +86 595 85188811

With a copy to:

King & Wood
Suite 601, Century Financial Tower,
NO.l SuhuaRoad, Industrial Park.
Suzhou, 215021 P.R.China
Attn: Charles Law

Tel: (86512) 6292 7837
Cell. (86) 139-111-87384

Section 15 Successors

          All the covenants and provisions hereof by or for the benefit of the Warrant Holder shall bind and inure to the benefit of its respective successors and permitted assigns hereunder.

Section 16 Governing Law; Dispute Resolution

               a. This Warrant shall be governed by, and construed in accordance with, the laws ofHong Kong without regard to the choice of law principles thereof.

               b.Arbitration

               (i) Mandatory Arbitration. All disputes arising out of or relating to this Warrant and the transactions contemplated hereby will be resolved by mandatory, binding arbitration in accordance with this Section 16(b).

               (ii) Friendly Negotiations. Before any arbitration is commenced pursuant to this Section 16(c), the Parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

               (iii) Commencement of Arbitration. If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any party to this Agreement refuses to engage in any settlement negotiation, any party to this Agreement may submit the dispute for arbitration.

               (iv) Arbitration. Any arbitration commenced pursuant to this Section 16(b) will be conducted in Hong Kong, China under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules.

The arbitration and appointing authority will be the Hong Kong International Centre. The arbitration will be conducted by a panel of three arbitrators, one chosen by each party to this AGREEMENT and the third by agreement of the parties; failing agreement within 30 days of commencement of the arbitration proceeding, the Hong Kong International Centre will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

Section 17 No Rights as Stockholder

          Prior to the exercise of this Common Stock Warrant in accordance with Section 3 hereof, the Warrant Holder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Common Stock Warrant.

Section 18 Amendment; Waiver

          Any term of this Common Stock Warrant may be amended and the observance of any term of this Common Stock Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Warrant Holder and the Company. Any amendment or waiver effected in accordance with this Section 18 shall be binding upon the Warrant Holder (and the holder of any securities into which this Common Stock Warrant is convertible), each future holder of all such securities, and the Company.

Section 19 Section Headings

          The section headings in this Common Stock Warrant are for the convenience of the Company and the Warrant Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[Balance of this page intentionally left blank-signature page follows]

          IN WITNESS WHEREOF, the Company has caused this Common Stock Warrant to be duly executed, as of the 12th day of May, 2010.

ANBAILUN INTERNATIONAL HOLDINGS LIMITED

By:.	/s/ Lam Chiu Ming
Narrie: Lam Chiu Ming
Title: Chief Executive Officer

APPENDIX A

WARRANT EXERCISE FORM FOR “A WARRANT”

To____________:

          The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase_______shares of the Common Stock covered by such Warrant and herewith makes payment of $________,representing the full purchase price for such shares at the price per share provided for in such Warrant.
As of the date hereof (prior to exercise of this Warrant), the undersigned certifies that its ownership consists of the following equity securities of the Company
       (a)______________________shares of Common Stock pursuant to the Purchase Agreement.
      (b) Please issue a certificate or certificates representing_____________shares in the name of the undersigned or in such other name or names as are specified below:

Name

Address

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Common Stock Warrant be registered in the name of the undersigned Warrant Holder or the undersigned’s Assignee as below indicated in Form of Assignment attached hereto and delivered to the address stated below.

The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

Dated:_______________________
Note: The signature must correspond with
the name of the Warrant Holder as written	Signature:____________________________
on the first page of the Warrant in every	___________________________________
particular, without alteration or enlargement	Name (please print)
or any change whatever, unless the Warrant	___________________________________
has been assigned.	___________________________________
Address
___________________________________
Federal Identification or
Social Security No.

EXHIBIT B

FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

          For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:____________________________________________________________________________
(Please Print)
Address:________________________________________________________________________
(Please Print)
Dated:___________ , 20
Warrant Holder’s
Signature:________________________________________
Warrant Holder’s
Address:________________________________________

NOTE:The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.